SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission

        Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-12

REPLIGEN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Check	box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Repligen Corporation

41 Seyon Street, Building 1

Waltham, MA 02453

(781) 250-0111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of Repligen Corporation, a Delaware corporation (“Repligen” or the “Company”) will be held on Tuesday, September 21, 2004, 2:00 p.m. local time, at the offices of Repligen, 41 Seyon Street, Building 1, Waltham, Massachusetts, 02453 for the following purposes:

1.	To elect a Board of Directors for the ensuing year; and

2.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on July 23, 2004, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors

Barbara Burnim Day, Secretary

Waltham, Massachusetts

July 29, 2004

IT IS IMPORTANT THAT ALL SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. IF SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED VOTING INSTRUCTION FORM FOR INSTRUCTIONS.

REPLIGEN CORPORATION

41 SEYON STREET, BUILDING 1

WALTHAM, MA 02453

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 21, 2004

JULY 29, 2004

Proxies in the form included with this proxy statement are solicited by the Board of Directors (the “Board”) of Repligen Corporation, a Delaware corporation (“Repligen” or the “Company”), for use at the Annual Meeting of Stockholders of Repligen to be held, pursuant to the accompanying Notice of Annual Meeting, on Tuesday, September 21, 2004, 2:00 p.m. local time, or at any adjournments or postponements thereof (the “Annual Meeting” or the “Meeting”), at Repligen’s principal executive offices at 41 Seyon Street, Building 1, Waltham, Massachusetts 02453. Only stockholders of record as of July 23, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of the Record Date, 30,057,485 shares of Common Stock, $.01 par value (the “Common Stock”), of Repligen were issued and outstanding and entitled to vote.

Repligen’s Annual Report to Stockholders, containing financial statements for the fiscal year ended March 31, 2004, is being provided together with this proxy statement to all stockholders entitled to vote at the Meeting. It is anticipated that this proxy statement and the accompanying proxy will be first provided to stockholders on or about August 10, 2004.

The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card or in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by: (1) filing with the Secretary of Repligen, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Repligen in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Repligen Corporation, 41 Seyon Street, Building 1, Waltham, Massachusetts 02453, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

Each of the persons named as attorneys in the proxies is a director and/or officer of Repligen. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under the heading “Voting Procedures.” Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by writing that nominee’s number on the space provided on the proxy. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated, as permitted by applicable regulations and by Repligen’s corporate documents.

The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

VOTING PROCEDURES

The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of Directors. Directors are elected by plurality of the votes cast, in person or by proxy, at the Annual Meeting. The six nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions will not be counted toward such nominee’s achievement of plurality.

Other Matters. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker “non-votes” are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Laura Whitehouse, Repligen’s Vice President, Market Development, will serve as the Inspector of Elections and will count all votes and ballots.

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

The following table sets forth certain information with regarding beneficial ownership of shares of Repligen’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each present or former executive officer of the Company named in the Summary Compensation Table set forth below under “Compensation and Other Information Concerning Directors and Officers” and (iv) by all directors, nominees for director and executive officers of Repligen as a group. The business address of each director and executive officer is Repligen Corporation, 41 Seyon Street, Building 1, Waltham, Massachusetts 02453.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Paul Schimmel, Ph.D. (3)	762,682	2.53%
Alexander Rich, M.D. (4)	501,500	1.67%
G. William Miller (5)	159,000	*
Robert J. Hennessey (6)	79,000	*
Thomas F. Ryan, Jr.(7)	49,000	*
Walter C. Herlihy (8)	813,668	2.65%
James R. Rusche (9)	299,329	*
Daniel P. Witt (10)	228,668	*
All directors, nominees and executive officers as a group (8 persons) (11)	2,892,847	9.25%

*	Less than one percent
(1)	Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares that such person has the right to acquire within 60 days of July 23, 2004.
(2)	Percentages of ownership are based upon 30,057,485 shares of Common Stock issued and outstanding as of July 23, 2004. Shares of Common Stock that may be acquired pursuant to options that are exercisable within 60 days of July 23, 2004 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.
(3)	Includes 19,000 shares held by a trust for the benefit of Dr. Schimmel’s sister, of which Dr. Schimmel is the trustee. Includes 65,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 23, 2004.
(4)	Includes 60,000 shares held by Dr. Rich’s spouse. Includes 65,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 23, 2004.
(5)	Includes 25,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 23, 2004.
(6)	Includes 79,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 23, 2004.
(7)	Includes 23,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 23, 2004. Includes 1,000 shares held in a UGMA account on behalf of his grandson.
(8)	Includes 653,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 23, 2004.
(9)	Includes 13,444 shares held by Dr. Rusche’s minor children who share Dr. Rusche’s household, as to which he disclaims beneficial ownership. Includes 185,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 23, 2004.
(10)	Includes 139,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 23, 2004.
(11)	Includes 1,234,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 23, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

The number of directors is currently fixed at six. There are six nominees for director, all of whom are current directors of Repligen.

Nominee’s Name	Year Nominee First Became A Director	Position(s) with the Company
Robert J. Hennessey	1998	Director
Walter C. Herlihy, Ph.D.	1996	President, Chief Executive Officer and Director
G. William Miller	1982	Director
Alexander Rich, M.D.	1981	Director, Co-Chairman of the Board
Thomas F. Ryan, Jr.	2003	Director
Paul Schimmel, Ph.D.	1981	Director, Co-Chairman of the Board

The directors of the Company will be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

Shares represented by all proxies received by the Board and not marked or voted so as to withhold authority to vote for any individual director or for any group of directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named above. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted or withheld in accordance with the judgment of the persons named as attorneys in the proxies with respect to the directorship for which that nominee was unable or unwilling to serve.

The Board unanimously recommends a vote FOR each of the nominees for election as directors.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Repligen’s executive officers are appointed on an annual basis by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of Repligen. The directors and executive officers of Repligen are as follows:

Name	Age	Positions
Walter C. Herlihy, Ph.D. (3)	52	President, Chief Executive Officer and Director
James R. Rusche, Ph.D.	50	Senior Vice President, Research and Development
Daniel P. Witt, Ph.D.	57	Vice President, Business Development
Robert J. Hennessey (2)(4)	62	Director
G. William Miller (1)(2)(3)(4)	79	Director
Alexander Rich, M.D (2)(4)	79	Director, Co-Chairman of the Board
Thomas F. Ryan, Jr. (2)(4)	63	Director
Paul Schimmel, Ph.D. (1)(3)(4)	63	Director, Co-Chairman of the Board

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Executive Committee
(4)	Member of the Nominating and Corporate Governance Committee

BIOGRAPHICAL INFORMATION

Walter C. Herlihy, Ph.D. joined Repligen in March 1996 as President, Chief Executive Officer and Director in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. From July 1993 to March 1996, Dr. Herlihy was the President and CEO of Glycan Pharmaceuticals, Inc. From October 1981 to June 1993, he held numerous research positions at Repligen, most recently as Senior Vice President, Research and Development. Dr. Herlihy holds an A.B. degree in chemistry from Cornell University and a Ph.D. in chemistry from MIT.

James R. Rusche, Ph.D. became Senior Vice President, Research and Development in January 2002. Dr. Rusche joined Repligen in March 1996 as Vice President, Research and Development in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. From July 1994 to March 1996, Dr. Rusche was Vice President, Research and Development of Glycan Pharmaceuticals, Inc. From February 1985 to June 1994, he held numerous research positions at Repligen, most recently as Vice President, Discovery Research. Dr. Rusche holds a B.S. degree in microbiology from the University of Wisconsin, LaCrosse and a Ph.D. in immunology from the University of Florida.

Daniel P. Witt, Ph.D. joined Repligen in March 1996 as Vice President, Business Development in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. From October 1993 to March 1996, Dr. Witt was Vice President, Business Development of Glycan Pharmaceuticals, Inc. From April 1983 to September 1993, he held numerous research positions at Repligen, most recently as Vice President, Technology Acquisition. Dr. Witt holds a B.A. degree in chemistry from Gettysberg College and a Ph.D. in biochemistry from the University of Vermont.

Robert J. Hennessey has served as a director of Repligen since July 1998. Mr. Hennessey served as Chief Executive Officer and President of Oscient Pharmaceutical Corporation (f/k/a Genome Therapeutics Corporation), a biotechnology company from March 1993 until December 2000 and Chairman of the Board from May 1994 through May 2003 when he retired as Chairman of the Board. From 1990 to 1993 and since December 2000, Mr. Hennessey serves as the President of Hennessey & Associates Ltd., a strategic consulting firm to biotechnology and healthcare companies. Prior to 1990, Mr. Hennessey held a variety of management positions at Merck, SmithKline, Abbott and Sterling Drug. Mr. Hennessey is also a director of PenWest Pharmaceuticals and Oscient Pharmaceutical Corporation (f/k/a Genome Therapeutics Corporation).

G. William Miller has served as a Director of Repligen since January 1982. Mr. Miller is the Chairman of the Board of G. William Miller & Co., Inc., a private merchant-banking firm. He has served in that capacity for over five years. From January 1990 until February 1992, Mr. Miller was Chairman and Chief Executive Officer of Federated Stores, Inc., an owner and operator of retail department stores, supermarkets and real estate interests. Mr. Miller is a former Chairman of the Board of Governors of the Federal Reserve System and served as Secretary of the Treasury under President Carter. Mr. Miller is a director of the Simon Property Group, Inc., a real estate investment trust. Mr. Miller is the Chairman of The H. John Heinz Center for Science, Economics and the Environment, and Trustee of the Marine Biological Laboratory.

Alexander Rich, M.D., Co-Founder and Co-Chairman of the Board of Directors of Repligen, has been on the faculty of MIT since 1958 and is the Sedgwick Professor of Biophysics. Internationally recognized for his contributions to the molecular biology of nucleic acids, he has determined their three-dimensional structure and has investigated their activity in biological systems. He is widely known for his work in elucidating the three-dimensional structure of transfer RNA, which is a component of the protein synthesizing mechanism and for his discovery of a novel, left-handed form of DNA. He is a member of the National Academy of Sciences, the American Philosophical Society, the Pontifical Academy of Sciences, Rome and a foreign member of the French Academy of Sciences, Paris. Dr. Rich has been a Director of Repligen since May 1981. Dr. Rich is a director of Alkermes, Inc.

Thomas F. Ryan Jr. has served as a Director of Repligen since September 2003. Mr. Ryan is currently a private investor. Mr. Ryan served as the President and Chief Operating Officer of the American Stock Exchange from October 1995 to April 1999. Prior to 1995, he held a variety of positions at the investment banking firm of Kidder, Peabody & Co., Inc., serving as the firm’s Chairman in 1995. He holds a bachelor’s degree from Boston College and is a graduate of the Boston Latin School. Mr. Ryan is a Director for the New York State Independent System Operator, a Trustee for the Brigham and Women’s Hospital and a Trustee for Boston College.

Paul Schimmel, Ph.D., Co-Founder and Co-Chairman of the Board of Directors of Repligen, has been on the faculty of the Skaggs Institute of Chemical Biology at Scripps Research Institute since 1997. He is well known for his work in biophysical chemistry and molecular biology. His field of specialty is the mechanism of action of proteins and the manner in which they act upon the nucleic acids in the cell. This work involves broad applications of recombinant DNA technology. He is a member of the National Academy of Sciences, received the 1978 ACS/Pfizer award for excellence in enzyme research, and is co-author of a widely read textbook on biophysical chemistry. He also previously served as the Chairman, Director of Biological Chemistry, American Chemical Society. Dr. Schimmel has been a Director of Repligen since May 1981. Dr. Schimmel is a director of Alkermes, Inc. and Alnylam Pharmaceuticals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationship exists among the officers and directors of Repligen.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Hennessey, Miller, and Ryan and Drs. Rich and Schimmel are independent within the meaning of the Company’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Furthermore, the Board of Directors has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors is independent within the meaning of the Company’s and Nasdaq’s director independence standards and that each member of the Audit Committee meets the heightened director independence standards for audit committee members of the Securities and Exchange Commission (“SEC”).

Executive Sessions

Executive sessions of the independent Directors are held at least two times a year preceding or following regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee Directors of the Company, and the Chairperson of the Board of Directors is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board and selecting or recommending to the Board, nominees for election as Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all Directors:

•	Directors must be of high ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics (the “Code of Business Conduct”);

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience; and

•	A director must have (at minimum) a bachelor’s degree or equivalent degree from an accredited college or university.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating Director nominees, such as:

•	An understanding of and experience in biotechnology and pharmaceutical industries;

•	An understanding of and experience in accounting oversight and governance, finance and marketing; and

•	Leadership experience with public companies or other significant organizations.

These factors and others are considered useful by the Board, and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting and nominating nominees for election as Directors but delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board or members of management will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as Director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedures for Recommendation of Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider Director candidates who are recommended by the stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for Director candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting.

Such recommendation for nomination must be in writing and include the following

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a Director nominee (a “Director Nominee”);

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

•	All other information relating to recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

41 Seyon Street, Building #1, Suite 100

Waltham, MA 02453

Attn: Secretary

•	By facsimile at (781) 250-0115.

Attn: Secretary

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominees shall not be counted.

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

41 Seyon Street, Building #1, Suite 100

Waltham, MA 02453

Attn: Chairman of the Board of Directors

•	By facsimile at (781) 250-0115.

Attn: Chairman of the Board of Directors

For stockholder communications directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communications to the attention of the individual Director via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

41 Seyon Street, Building #1, Suite 100

Waltham, MA 02453

Attn: [Name of Individual Director]

•	By facsimile at (781) 250-0115.

Attn: [Name of Individual Director]

The Company will forward any such stockholder communication to the Chairman of the Board, as a representative of the Board, and/or to the Director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each Director and the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Board’s policy is that all Directors and all nominees for election as Directors are encouraged to attend the Company’s Annual Meeting of Stockholders in person if their schedule permits. One member of the Board attended the last Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

Repligen has adopted the Code of Business Conduct and Ethics (“Code of Business Conduct”) as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act (and in accordance with the Nasdaq requirements for a “code of conduct”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of the Company’s website at http://www.repligen.com/Corporate/corporate_governance.html. A copy of the Code of Business Conduct may also obtained free of charge, from the Company upon a request directed to Repligen Corporation, 41 Seyon Street, Building 1, Suite 100, Waltham, MA 02453, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at http://www.repligen.com/Corporate/corporate_governance.html.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company met five times during the fiscal year ended March 31, 2004. During the fiscal year ended March 31, 2004, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. The Board has a standing Audit Committee, Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter periodically, as conditions dictate, but at least annually.

Audit Committee

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act and currently consists of Mr. Miller (Chairperson), Mr. Hennessey and Mr. Ryan. Prior to September 2003, Dr. Rich served as a member of the Audit Committee and served as the Chairperson of the Committee. Dr. Rich resigned from the Audit Committee because he would not have been an independent director under the current Nasdaq listing standards. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Company’s independent public accountants, (b) overseeing the work performed by any independent public accountants, including conduct of the annual audit and engagement for any other services, (c) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the SEC, the Company’s stockholders or to the general public, and (ii) the Company’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) serving as the Qualified Legal Compliance Committee (the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder. The Audit Committee met four times during the fiscal year ended March 31, 2004. Mr. Miller serves as Chairperson of the Audit Committee. The Board has determined that Mr. Ryan qualifies as an “audit committee financial expert” under the rules of the SEC. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards and the SEC’s heightened director independence standards for audit committee members.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is attached to this Proxy Statement as Annex A and which is also available on the Company’s website at http://www.repligen.com/Corporate/corporate_governance.html.

Compensation Committee

The Compensation Committee, of which Dr. Schimmel and Mr. Miller are currently members, is responsible (among other duties and responsibilities) for (1) discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers, (2) administering the Company’s incentive compensation and stock plans, and (3) producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. The Committee is responsible for reviewing and making recommendations to management on company-wide compensation programs and practices, for taking final action with respect to the individual salary, bonus and equity arrangements of the Company’s Chief Executive Officer and other senior officers, and for recommending, subject to approval by the full Board, new equity-based plans and any material amendments thereto (including increases in the number of shares of

Common Stock available for grant as options or otherwise thereunder) for which stockholder approval is required or desirable. The Compensation Committee met once during the fiscal year ended March 31, 2004. Dr. Schimmel serves as the Chairperson of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company’s SEC’s and Nasdaq’s director independence standards.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.repligen.com/Corporate/corporate_governance.html.

Executive Committee

The Executive Committee of the Board of Directors, of which Mr. Miller and Drs. Schimmel and Herlihy are currently members, may exercise the authority of the Board of Directors, subject to the provisions of the Executive Committee charter, in the management of the business and affairs of the Company when the Board of Directors is not in session. The Executive Committee met twice during the fiscal year ended March 31, 2004. Dr. Schimmel serves as the Chairperson of the Executive Committee.

The Executive Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.repligen.com/Corporate/corporate_governance.html.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors consists of each of the Company’s independent Directors, Messrs. Miller, Hennessey, and Ryan and Drs. Schimmel and Rich. The Nominating and Corporate Governance Committee met once during the fiscal year ended March 31, 2004. The Committee is responsible for: (i) identifying individuals qualified to become members of the Board, and selecting or recommending that the Board select the director nominees for election, (ii) reviewing the Code of Business Conduct, (iii) monitoring compliance with and periodically reviewing the Code of Business Conduct and (iv) reviewing and approving all related party transactions. The Nominating and Corporate Governance Committee may consider nominees for election as Directors recommended by stockholders as described above.

Mr. Hennessey serves as the Chairperson of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company’s SEC’s and Nasdaq’s director independence standards.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.repligen.com/Corporate/corporate_governance.html.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee for the last fiscal year consisted of Mr. Miller, Chairperson, Mr. Hennessey, Mr. Ryan (since September 2003) and Dr. Rich (until September 2003). The Board has determined that each of the current members of the Audit Committee meets the Company’s and Nasdaq’s director independence standards and the SEC’s heightened director independence standards for audit committee members.

As stated above, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Company’s independent public accountants, (b) overseeing the work performed by any independent public accountants, including conduct of the annual audit and engagement for any other services, (c) assisting the

Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the SEC, the Company’s stockholders or to the general public, and (ii) the Company’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) serving as the Qualified Legal Compliance Committee (the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year ended March 31, 2004 audited by Ernst & Young LLP, the Company’s independent auditors. The Audit Committee has discussed with Ernst & Young LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the SEC. The Audit Committee also discussed the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

The Audit Committee also reviewed the Company’s quarterly financial statements for the first three fiscal quarters during the fiscal year ended March 31, 2004 and discussed them with both the management of the Company and Ernst & Young prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s quarterly reports on Form 10-Q for its first, second and third fiscal quarters of the fiscal year ended March 31, 2004, the Audit Committee discussed the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

The Audit Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services during the fiscal year ended March 31, 2004. Information about Ernst & Young’s fees for the fiscal year ended March 31, 2004 is discussed below in this Proxy Statement under “Independent Certified Public Accountants.” Based on its evaluation, the Audit Committee has selected Ernst & Young to serve as the Company’s auditors for the fiscal year ending March 31, 2005.

No portion of the Audit Committee Report shall be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Repligen specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

G. William Miller, Chairman

Robert Hennessey

Thomas F. Ryan, Jr. (since September 2003)

Alexander Rich (until September 2003)

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The table below shows compensation information with respect to services rendered to Repligen in all capacities during the fiscal years ended March 31, 2004, 2003 and 2002 for the Chief Executive Officer and each of Repligen’s other most highly compensated executive officers who earned more than $100,000 in salary and bonus in the fiscal year ended March 31, 2004 and were serving as executive officers as of March 31, 2004 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation (1)			Long-Term Compensation(2)
Name and Principal Position	Fiscal Year	Salary	Bonus	Other(3)	Shares Underlying Options (#)
Walter C. Herlihy, Ph.D.	2004	$300,000	$20,000	$1,000	50,000
President and Chief Executive Officer	2003	265,000	65,000	800	65,000
	2002	242,000	50,000	800	50,000

James R. Rusche, Ph.D.	2004	$204,000	$13,500	$1,000	25,000
Senior Vice President, Research and Development	2003	192,000	25,000	800	25,000
	2002	172,000	25,000	800	25,000

Daniel P. Witt, Ph.D.	2004	$172,000	$11,500	$1,000	20,000
Vice President, Business Development	2003	162,000	20,000	800	20,000
	2002	152,000	20,000	800	20,000

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits was less than the lower of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year. Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(2)	Represents stock options granted during the fiscal years ended March 31, 2004, 2003 or 2002. Repligen did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended March 31, 2004, 2003 or 2002.
(3)	Represents the match, paid by Repligen on behalf of such individual into the Repligen Corporation 401(k) Savings Plan, of 50% of the first 5% for 2004 and 2003 and 20% of the first 5% for 2002, of salary and bonus contributed by such individual subject to a maximum of $1,000 in 2004 and $800 in 2003 and 2002.

Option Grants in Last Fiscal Year

The following table shows information regarding stock options granted to the Named Executive Officers during the fiscal year ended March 31, 2004.

Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/ Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
						5%	10%
Walter Herlihy, Ph.D.	65,000	(2)	27%	$5.51	4/23/2013	$225,239	$570,799
James R. Rusche, Ph.D.	25,000	(2)	10%	$5.51	4/23/2013	$86,630	$219,538
Daniel P. Witt, Ph.D. .	20,000	(2)	8%	$5.51	4/23/2013	$69,304	$175,630

(1)	These amounts represent hypothetical gains that could be achieved from the exercise of respective options and the subsequent sale of the Common Stock underlying such options if the options were exercised immediately prior to the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder’s continued employment through the option period, the date on which the options are exercised, and the date on which the underlying shares of Common Stock are sold. These rates of appreciation are mandated by the rules of the SEC and do not represent Repligen’s estimate or projection of the future Common Stock price.
(2)	The option holder may exercise the option to purchase 20% of these shares of Common Stock as of April 23, 2004 and an additional 20% per year on the next four anniversaries thereof.

Option Exercises and Fiscal Year-End Values

The following table provides information regarding stock option exercises by the Named Executive Officers and the number and value of the Named Executive Officers’ unexercised options as of March 31, 2004.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (1)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (2)		Value of Unexercised In-the-Money Options at Fiscal Year-End (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Walter C. Herlihy	—	—	610,000	155,000	$911,500	$11,100
James R. Rusche	—	—	160,000	75,000	$195,420	$6,950
Daniel P. Witt	—	—	122,000	53,000	$162,200	$5,840

(1)	None of the Named Executive Officers exercised any stock options during the fiscal year ended March 31, 2004.
(2)	Represents the aggregate number of stock options held as of March 31, 2004 which can and cannot be exercised pursuant to the terms and provisions of the applicable stock option agreements and the Amended and Restated 2001 Repligen Corporation Stock Plan (the “Plan”) and the Amended 1992 Repligen Corporation Stock Option Plan, as amended.
(3)	The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options. The fair market value of in-the-money options was calculated on the basis of the closing price per share for Common Stock on the Nasdaq National Market of $3.03 on March 31, 2004. Of the 1,160,000 options outstanding, 892,000 of these options were in the money as of March 31, 2004.

Equity Compensation Plan Information

The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of March 31, 2004, including the Plan and the Amended 1992 Repligen Corporation Stock Option Plan, as amended.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	2,050,800	$3.01	1,088,609
Equity compensation not approved by stockholders (2)	254,946	$6.44	—

Total	2,305,746	$3.39	1,088,609

(1)	Consists of the Amended and Restated 2001 Repligen Corporation Stock Plan and the Amended 1992 Repligen Corporation Stock Option Plan, as amended.
(2)	On March 9, 2000, Repligen issued to Paramount Capital, Inc. (“Paramount”) warrants to purchase up to 129,946 shares of Common Stock at $9.49 per share, exercisable through March 2005 in connection with services provided by Paramount. As of June 30, 2004, these warrants remain outstanding.

In connection with a financial advisory agreement in May 2000, Repligen issued warrants to purchase an aggregate of 100,000 shares of Common Stock. Each warrant is exercisable at $2.75 per share at any time prior to July 2004. The warrants have expired unexercised as of July 15, 2004.

In connection with a financial advisory agreement in June 2004, Repligen issued warrants to purchase an aggregate of 25,000 shares of Common Stock. Each warrant is exercisable at $5.31 per share at any time prior to June 2005. As of June 30, 2004, these warrants remain outstanding.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

The Compensation Committee, which meets on a periodic basis, is comprised of two independent members of the Board of Directors. As stated above, the Compensation Committee is responsible (among other duties and responsibilities) for (1) discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers (including the Named Executive Officers), (2) administering the Company’s incentive compensation and stock plans (currently, the Amended and Restated 2001 Repligen Corporation Stock Plan (the “Plan”), and (3) producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. The Committee is responsible for reviewing and making recommendations to management on company-wide compensation programs and practices, for taking final action with respect to the individual salary, bonus and equity arrangements of the Company’s Chief Executive Officer and other senior officers, and for recommending, subject to approval by the full Board, new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as options or otherwise thereunder) for which stockholder approval is required or desirable.

Compensation Philosophy

In designing its compensation programs, Repligen takes into account a number of considerations, some relevant to companies in general and some relevant primarily to biotechnology and other research and development intensive companies. The ultimate goal of Repligen’s compensation program is to motivate each employee to enhance stockholder value, to provide a fair reward for this effort, and to stimulate each employee’s professional and personal growth. In addition, Repligen’s compensation program attempts to achieve the following:

•	Provide compensation which is consistent with Repligen’s annual and long-term objectives and achievements;

•	Promotion and reward of individual initiative, effort and accomplishment; and

•	Establishment of a competitive total compensation package that enables Repligen to attract and retain qualified and motivated personnel.

Performance Criteria

Since Repligen is still in the process of developing its proprietary products and because of the highly volatile nature of biotechnology stocks in general, it is not appropriate to use the traditional performance standards, such as profit levels and stock performance, to measure the success of Repligen and an individual’s contribution to that success.

Accordingly, the compensation of executive officers (including the Chief Executive Officer) is based, for the most part, on the achievement of certain goals by Repligen as a whole and the individual (and his or her business unit) concerned. The Compensation Committee therefore examines three specific areas in formulating the compensation packages of its the Named Executive Officers. Criteria and specific goals within each category are as follows:

Company Performance:

•	The extent to which key research, clinical, product manufacturing, product sales and financial objectives of Repligen have been met during the preceding fiscal year;

•	The development, acquisition and licensing of key technology; and

•	The achievement by Repligen of certain milestones, whether specified in agreements with third party collaborators or determined internally.

Executive Performance:

•	An executive’s involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of Repligen;

•	The participation by an executive in the relationship between Repligen and the investment community;

•	The involvement of an executive in personnel recruitment, retention and morale; and

•	The responsibility of the executive in working within budgets, controlling costs and other aspects of expense management.

Other Factors:

•	The necessity of being competitive with companies in the pharmaceutical and biotechnology industries, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

Mix of Compensation

Repligen’s executive compensation has four principal components:

•	base salary;

•	annual cash bonuses;

•	incentive and/or non-qualified stock options; and

•	miscellaneous benefits.

In each case, the Committee regularly compares the individual elements comprising Repligen’s executive officer’s mix of compensation to that of a similar group of other biotechnology companies.

The comparison group is based on a multi-tiered classification of representative companies within the biotechnology industry according to numerous characteristics, including but not limited to company size, the number of proprietary products, stage of development of Repligen’s products and total revenues. The tiered classification of biotechnology companies is reviewed annually and, if appropriate, revised as members of such tiers change from year to year.

After completing a review of the comparison group’s compensation policies, the Committee determines competitive compensation levels for each executive officer.

Levels of base salary are reviewed on an annual basis by the Committee. Base salary may be altered in line with changes in compensation amongst the companies included in the Committee’s comparison group and further adjusted if the committee determines that an executive officer’s contribution to Repligen has increased or decreased.

Annual cash bonuses are voted in April and calculated as a percentage of an executive officer’s base salary as determined by the criteria set forth above. Stock options are also awarded from time to time based upon the same criteria and are intended both to retain and reward the executive and to provide further incentive for him or her to continue contributing to the long-term success of Repligen.

Dr. Herlihy’s Compensation

Dr. Herlihy is eligible to participate in the same executive compensation plans available to Repligen’s other executive officers. In April of 2003, Dr. Herlihy’s salary level was reviewed and the Committee decided to increase his annual salary to $300,000 and in April of 2004, the Committee decided to award a cash bonus of $20,000 and stock options to purchase an aggregate of 50,000 shares of Repligen’s common stock for the fiscal year ended March 31, 2004. The Committee set Dr. Herlihy’s total compensation in accordance with Repligen’s executive compensation philosophy, based on his performance against the performance criteria outlined above (including his contributions to Repligen’s results during the fiscal year ended March 31, 2004 and the importance of his leadership to Repligen’s future success) and believes that his compensation is competitive, fair, and consistent with Repligen’s results for the fiscal year ended March 31, 2004.

Respectfully submitted by the Compensation Committee,

G. William Miller

Paul Schimmel, Ph.D.

The report of the Compensation Committee shall not be deemed to be “soliciting material,” shall not be deemed filed with the SEC, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Repligen specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Employment Agreements

On March 14, 1996, Repligen entered into a letter of agreement with Drs. Herlihy, Rusche, and Witt in connection with Repligen’s acquisition and merger with Glycan Pharmaceuticals, Inc. (the “Herlihy Agreement,”

the “Rusche Agreement,” and the “Witt Agreement,” respectively). Under the terms of the Herlihy Agreement, Dr. Herlihy is entitled to a minimum salary of $160,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Herlihy is eligible for participation in all of Repligen’s welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Dr. Herlihy received a stock option to purchase 100,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Herlihy Agreement. Dr. Herlihy’s employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Herlihy would be entitled to continue receiving his salary for a period of eight months or until he finds other employment, whichever occurs first.

Under the terms of the Rusche Agreement, Dr. Rusche is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Rusche is eligible for participation in all of Repligen’s welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Dr. Rusche received a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Rusche Agreement. Dr. Rusche’s employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Rusche would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first.

Under the terms of the Witt Agreement, Dr. Witt is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Witt is eligible for participation in all of Repligen’s welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Dr. Witt received a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Witt Agreement. Dr. Witt’s employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Witt would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Dr. Schimmel and Mr. Miller. No member of the Compensation Committee is a current or former employee of Repligen. There are no Compensation Committee interlocks between Repligen and any other entities involving any of the executive officers or directors of such entities. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or compensation committee of any other company and no such interlocking relationship has existed in the past.

Compensation of Directors

Drs. Schimmel and Rich, the Co-Chairmen of the Board of Directors, are compensated pursuant to consulting agreements described below and receive no separate compensation for attendance at meetings or otherwise as directors.

Under the terms of the Plan as currently in effect, each non-employee director, beginning on September 10, 2003, is granted an option to purchase 15,000 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date of grant, determined in accordance with the terms of the Plan (the “Annual Board Options”). These options vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. Additionally, each newly-elected, non-employee director who joins the Board is entitled to receive an option to purchase 24,000 shares of Common Stock on the date he or she joins the Board (an “Initial Board Option” and together with the Annual Board Options, the “Board Options”). These Initial Board Options vest equally over a three-year period from the date of grant. Board Options have a term of ten years, subject to early termination in the event of death, removal or resignation from the Board. No director would be entitled to receive Board Options covering more than an aggregate of 150,000 shares of Common Stock, excluding expired unexercised options.

Each non-employee director (other than Drs. Rich and Schimmel) receives $1,500 plus expenses for each board meeting they attend. In addition, the Chairman of the Audit Committee receives $1,500 plus expenses for each meeting attended and each other Audit Committee member receive $1,000 plus expenses for each meeting in which they participate.

Repligen paid Drs. Schimmel and Rich $49,200 and $43,200, respectively, during the fiscal year ended March 31, 2004 pursuant to consulting agreements, which have similar terms. These agreements are automatically extended for successive one-year terms unless terminated by either party at least 90 days prior to the next anniversary date. During the term of each of the consulting agreements, and for a period of up to one year thereafter, if Repligen pays the director a lump sum (equal to 90% of the consulting fees paid for the preceding 12 months), such director will not have a business relationship with companies engaged in a business substantially similar to Repligen or with companies that compete with Repligen, except under limited circumstances. Dr. Schimmel’s agreement continues until September 30, 2004 and Dr. Rich’s agreement continues until October 31, 2004. Drs. Schimmel and Rich have advised Repligen that they have no present intention of terminating their agreements.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return (change in stock price plus reinvested dividends) on Repligen’s Common Stock with the cumulative total return for the Nasdaq Stock Market Index (U.S.) (the “Nasdaq Composite Index”) and the Nasdaq Pharmaceutical Stock Index (the “Nasdaq Pharmaceutical Index”). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Repligen’s Common Stock.

Date	NASDAQ Stock Market Index (U.S.)	NASDAQ Pharmaceutical Stock Index	Repligen Closing Stock Price
1999	100	100	100
2000	186	211	314
2001	74	159	94
2002	75	164	123
2003	55	128	153
2004	81	181	99

*	Assumes $100 invested on March 31, 1999 in each of Repligen Corporation’s Common Stock, the securities comprising the Nasdaq Composite Index and the securities comprising the Nasdaq Pharmaceutical Index.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP (“Ernst & Young”), independent certified public accountants, to serve as independent auditors for the fiscal year ending March 31, 2005. Ernst & Young has served as the Company’s independent certified public accountants since 2002. Effective June 12, 2002, as recommended by the Audit Committee, the Board of Directors of Repligen dismissed Arthur Andersen LLP (“Arthur Andersen”) as Repligen’s independent certifying accountants and engaged Ernst & Young LLP to serve as Repligen’s independent certifying accountants. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit of Repligen.

Arthur Andersen’s audit reports on Repligen’s financial statements for each of the two fiscal years ended March 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to any uncertainty, audit scope or accounting principles. In connection with the audits for the periods ending March 31, 2002 and 2001 and the subsequent interim period preceding the dismissal of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen, would have caused them to refer to such disagreement in connection with their report. None of the reportable events as defined in Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal years of Repligen ended March 31, 2002 and 2001 or the interim period through June 12, 2002.

During Repligen’s fiscal years ended March 31, 2002 and 2001 and the interim period through June 12, 2002, Repligen did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Repligen’s financial statements.

Fees

The following sets forth the aggregate fees billed by Ernst & Young to the Company during the fiscal year ended March 31, 2004 and 2003:

Audit Fees

Fees for audit services were approximately $84,000 for the fiscal year ended March 31, 2004 and $62,250 for fiscal year ended March 31, 2003, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and fees related to filings with the SEC and accounting consultations.

Audit Related Fees

Ernst & Young LLP billed no fees for the last two years billed for assurance and related services that are reasonably related to the performance of the audit or the financials and are not otherwise reported above.

Tax Fees

Total fees for tax services were approximately $17,500 for fiscal year ended March 31, 2004 and $12,500 for fiscal year ended March 31, 2003, consisting of tax compliance and preparation fees.

Financial Information Systems Design and Implementation Fees

Ernst & Young LLP billed no fees for financial information systems design and implementation professional services for the fiscal year ended March 31, 2004.

All Other Fees

Ernst & Young LLP billed no additional fees for the fiscal year ended March 31, 2004 and 2003.

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Company are approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before Ernst & Young may provide it. Any pre-approved services exceeding the limits pre-approved by the Audit Committee must again be pre-approved by the Audit Committee. Following the effectiveness of the rules regarding audit committee pre-approval, all of the audit-related, tax and all other services provided by Ernst & Young to the Company in the fiscal year ended March 31, 2004 were approved by the Audit Committee by means of a specific pre-approval or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in the fiscal year ended March 31, 2004 were reviewed with the Audit Committee, which concluded that the provisions of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In connection with the audits for the period ending March 31, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to refer to such disagreement in connection with their report.

A member of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Repligen’s directors, officers, and holders of more than ten percent of Repligen’s Common Stock (collectively, “Reporting Persons”), to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock of Repligen. Such Reporting Persons are required by SEC regulation to furnish Repligen with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 2004, the Company believes that all required persons complied with all Section 16(a) filing requirements except for the following: Ms. Burnim Day, Dr. Walter Herlihy, Dr. Hal Landy, Dr. James Rusche, and Dr. Daniel Witt received year end incentive stock options, which were each inadvertently reported late on Forms 4. Mr. Ryan purchased Repligen Common Stock in the open market on two occasions, which were inadvertently reported late on a single Form 4.

OTHER BUSINESS

Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Even if you plan to attend the Meeting in person, please sign, date and return the enclosed Proxy promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

STOCKHOLDERS’ PROPOSALS

Repligen must receive any proposal by a stockholder of Repligen intended to be presented at the 2005 Annual Meeting of Stockholders at its principal executive office not later than March 24, 2005 for inclusion in Repligen’s proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

If a stockholder who wishes to present a proposal fails to notify the Company by June 15, 2005 and such proposal is brought before the 2005 Annual Meeting of Stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2005 Annual Meeting of Stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

EXPENSES AND SOLICITATION

The cost of solicitation will be borne by Repligen, and in addition to directly soliciting stockholders by mail, Repligen may request banks and brokers to solicit their customers who have stock of Repligen registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Repligen may also be made of some stockholders in person or by mail or telephone following the original solicitation. Repligen may, if appropriate, retain any independent proxy solicitation firm to assist Repligen in soliciting proxies. If Repligen does retain a proxy solicitation firm, Repligen would pay such firm’s customary fees and expenses which such fees would be expected to be approximately, $7,500, plus expenses.

HOUSEHOLDING

Our Annual Report, including audited financial statements for the fiscal year ended March 31, 2004, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, ADP Investor Communication Services has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used, however, if ADP has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Repligen Corporation will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Repligen Corporation, 41 Seyon Street, Building 1, Waltham, MA, 02453, (781) 250-0111, Attention: Secretary.

ANNEX A

REPLIGEN CORPORATION

Audit Committee Charter

ANNEX A

REPLIGEN CORPORATION

Audit Committee Charter

A. PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) of the Board of Directors of Repligen Corporation (the “Corporation”) is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation and to exercise the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Corporation’s independent public accountants, (b) overseeing the work performed by any independent public accountants, including conduct of the annual audit and engagement for any other services, (c) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s stockholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) serving as the Qualified Legal Compliance Committee (the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder.

B. COMPOSITION AND MEETINGS

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence, audit committee composition and QLCC composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

The Committee shall meet on a regularly scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the independent auditor in separate executive sessions or provide the opportunity for full and frank discussion without members of senior management present.

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The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

C. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the annual report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly report on Form 10-Q.

3. Take steps designed to ensure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4. Have sole authority and be directly responsible for the appointment, compensation, retention (including the authority not to retain or to terminate) and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms.

5. Approve in advance any and all audit and non-audit services to be performed by the independent accounting firm and adopt and implement policies for such pre-approval.

6. Determine funding necessary for compensation of any independent accounting firms and notify the Corporation of anticipated funding needs of the Committee.

7. Be directly responsible for the resolution of any disagreements between management and the independent accounting firm regarding financial reporting matters.

8. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

9. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

10. Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant.

Financial Reporting Processes

11. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal control over financial reporting.

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12. Review the disclosures made to the Committee by the Corporation’s chief executive officer’s and chief financial officer, based on the Corporation’s chief executive officer and chief financial officer’s evaluation of internal control over financing reporting, prior to the filing of the Form 10-K or a Form 10-Q, (no earlier than 10 days prior to the date of filing of the Form 10-K or Form 10-Q) including disclosures regarding (a) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosure indicates the finding of any significant deficiencies in internal control over financial reporting or fraud.

13. Regularly review the Corporation’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality of management’s accounting policies.

Compliance

14. Engage outside advisors, including but not limited to, counsel, independent accounting consultants and/or other experts, as it determines necessary to carry out its duties.

15. Determine funding necessary for ordinary administrative expenses of the Committee and for compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

16. Establish procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

17. Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

Reporting

18. Prepare in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

19. Instruct the Corporation’s management to disclose in its annual proxy statement for each annual meeting of stockholders, Form 10-K and Forms 10-Q the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

QLCC Responsibilities

20. Establish written procedures for the confidential receipt, retention and consideration of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the Corporation or by any officer, director, employee or agent of the Corporation (each, a “Material Violation”) that is reported to the Committee.

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21. Inform the Corporation’s chief executive officer (or the equivalent thereof) of any report of evidence of a Material Violation that is reported to the Committee, except in situations when the Committee reasonably believes it would be futile to report evidence of a Material Violation to the Corporation’s chief executive officer.

22. Determine whether an investigation is necessary regarding any report of evidence of a Material Violation to the Committee.

23. If the Committee determines an investigation is necessary or appropriate: (i) notify the full Board; (ii) initiate an investigation to be conducted by outside attorneys; and (iii) retain such additional expert personnel as the Committee deems necessary. At the conclusion of any such investigation: (i) recommend, by majority vote, that the Corporation implement an appropriate response to evidence of a Material Violation; and (ii) inform the chief executive officer (or the equivalent thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

24. Acting by majority vote, take all other appropriate actions to respond to evidence of a Material Violation that is reported to the Committee including the authority to notify the SEC in the event that the Corporation fails in any material respect to implement an appropriate response that the Committee has recommended the Corporation take.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

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Dear Stockholder:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote these shares.

Please mark the boxes on the proxy card to indicate how these shares will be voted. Then, please sign the card, detach it and return your proxy in the enclosed postage paid envelope. Thank you in advance for your prompt consideration of this matter.

Sincerely,

Repligen Corporation

PROXY

REPLIGEN CORPORATION

41 SEYON STREET, BUILDING 1

WALTHAM, MA 02453

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Walter C. Herlihy and Barbara Burnim Day, and each of them alone, proxies with full power of substitution, to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Repligen Corporation to be held on the 21st day of September, 2004 at 2:00 p.m., local time, at the offices of Repligen Corporation, 41 Seyon Street, Waltham, Massachusetts 02453, and any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 29, 2004, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in accordance with their judgment, upon such other business as may be properly presented at the meeting and any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE                                                                                                           SEE REVERSE SIDE

REPLIGEN CORPORATION c/o AMERICAN STOCK TRANSFER 59 MAIDEN LANE NEW YORK, NY 10038

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Repligen Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ANNUAL MEETING OF STOCKHOLDERS

OF REPLIGEN CORPORATION

September 21, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

RPLGN1                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REPLIGEN CORPORATION

1.	To elect a Board of Directors for the ensuing year;

NOMINEES
01) Robert J. Hennessey	02) Walter C. Herlihy, Ph.D.
03) G. William Miller	04) Alexander Rich, M.D.
05) Thomas F. Ryan, Jr.	06) Paul Schimmel, Ph.D.

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote for one or more nominees, mark “FOR ALL EXCEPT” and write the nominee’s number on the line below:

2.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 2 TO HAVE THE PROXIES VOTED UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on this account, please check the box at right and indicate your new address in the “Address Changes” space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature [PLEASE SIGN WITHIN BOX] Date                                 Signature (Joint Owners)                 Date